Exhibit 10.31 *** Text Omitted and Filed Separately Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 203.406

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

UT-Battelle Reference #: PLA 1562

UC-A Reference #: IPA 0749

SOLE COMMERCIAL FIELD OF USE PATENT

LICENSE AGREEMENT

This Exclusive Commercial Patent License Agreement (Agreement) is between UT-Battelle, LLC (UT-Battelle), a Tennessee non-profit limited liability company, UChicago Argonne, LLC (UC-A), an Illinois non-profit limited liability company, and DNP Green Technology, INC, a Delaware Corporation with a principle place of business located at 1250 Rene-Levesque West, Suite 4110, Montreal QC, Canada, H3B 4W8 (“Licensee”), hereinafter referred to singly as the “Party” or jointly as the “Parties.” UT-Battelle and UC-A hereinafter referred to jointly as “Licensors.”

ARTICLE 1

BACKGROUND

1.1 UT-Battelle manages and operates the Oak Ridge National Laboratory under its Prime Contract No. DE-AC05-00OR22725 with the United States Department of Energy (“DOE”), an agency of the United States Government.

1.2 UC-A manages and operates the Argonne National Laboratory under its Prime Contract No. DE-AC02-06CH11357 with the DOE;

1.3 Licensee and Licensors entered into a Sole Commercial Patent License Agreement PLA-183 dated May 23, 1996 and amendments A-E thereto (the “PLA-183, IPA 0280 License”).

1.4 Licensee and Licensors entered into Sole Commercial Patent License PLA-251, IPA -285 dated July 10, 1998 and amendments A-B thereto (the “PLA-251, IPA -285 License”).

1.5 Licensee and Licensors desire to cancel the PLA-183 IPA 0280 License and the PLA-251 IPA -285License, and enter into this new Agreement, which is intended to grant to Licensee certain rights in all of the patents originally licensed under the PLA-183, IPA 0280 License and the PLA-251, IPA 0285 License.

1.6 This Agreement specifically includes Exhibit A, LICENSED PATENTS, Exhibit B, TERM SHEET & FINANCIAL OBLIGATIONS, and Exhibit C, DEVELOPMENT AND COMMERCIALIZATION PLAN, which are attached.

1.7 Except as provided in Article 8, the license will run through the Term of this Agreement.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms have the meanings set forth below:

2.1	“Accounting Period” means the period from July 1 through June 30 of each year, with the first Accounting Period beginning on the Effective Date.

2.2	“Bioamber Sublicense” means the license executed on one side by Licensee and on the other side by Bioamber SAS, a French entity, and/or its successors of substantially all of the assets and obligations of Bioamber SAS (collectively, “Bioamber”) which grants Bioamber rights to the Licensed Patents solely or in conjunction with patents owned by Licensee or with patents licensed to Licensee by entity(ies) other than Licensors.

2.3	“Direct Production” means the quantity of Licensed Products (calculated in metric tons) produced by the Licensee, a Subsidiary of Licensee, and Bioamber in the Field of Use; It being understood that Licensed Products that (i) are documented to have failed to meet quality control criteria and (ii) are not Disposed or do not generate any income resulting from their Disposition will be excluded from Direct Production.

2.4	“Dispose” or “Disposition” means the sale, lease or other transfer of Licensed Products.

2.5	“Effective Date” means July 1, 2009.

2.6	“Field(s) of Use” means [***].

2.7	“Government” means the Federal Government of the United States of America.

2.8	“Government’s License Rights” means the Government’s nonexclusive, nontransferable, irrevocable, paid-up license to practice or to have practiced for or on behalf of the United States the Licensed Patents throughout the world, pursuant to 35 USC 202(c)(4).

2.9	“Licensed Patents” means each patent and patent application listed in Exhibit A, and any non-United States patents issuing at any time from such application and any divisions, and continuations thereof, and all reissues, reexaminations, substitutes, or extensions of any such patents. The term “Licensed Patents” does not include any patent found to be unenforceable or invalid by a final adjudication by a Court of competent jurisdiction.

2.10	“Licensed Products” means [***].

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

2.11	“Patent Costs” means the verifiable costs related to the preparation, filing, prosecution and maintenance of Licensed Patents.

2.12	“Restricted Entity” means any person or entity identified on the Denied Persons List published by the Bureau of Industrial Security (http://www.bis.doc.gov/dpl/thedeniallist.asp), or any entity incorporated or having a principle place of business in an embargoed country as defined in EAR Part 746 (http://www.bis.doc.gov/news/archive99/repts/embargod.pdf).

2.13	“Running Royalty” and “Running Royalties” means the payments owed to Licensors based on Succinic Acid Equivalent as specified in Section A of Exhibit B.

2.14	“Sublicense” means any agreement executed by Bioamber and a third party which grants to such third party rights to the Licensed Patents solely or in conjunction with patents owned by Licensee or with patents licensed to Licensee by entity(ies) other than Licensors.

2.15	“Sublicensee” means one or more third parties with whom Bioamber enters into a Sublicense.

2.16	“Sublicensing Revenue” means the U.S. Dollar value of all consideration to which Bioamber is entitled pursuant to a Sublicense, including any license fees, royalties and milestone payments or other consideration.

2.17	“Sublicensing Royalty” and “Sublicensing Royalties” mean the payments owed to Licensors based on Sublicensing Revenue as specified in Exhibit B.

2.18	“Subsidiary” means a U.S. or foreign owned and operated corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares, membership interest, or securities (any of which of the foregoing representing the right to vote for the election of directors or the managing authority), are now or hereafter, owned or controlled directly by Licensee, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

2.19	“Succinic Acid Equivalent” means [***].

2.20	“Term” means the period of time starting on the Effective Date and continuing until expiration of the last to expire Licensed Patents.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 3

GRANT

3.1 Licensors grant to Licensee, and Licensee accepts for the Term of this Agreement, a sole commercial license under the Licensed Patents to make, have made, use, offer to sell, sell, Dispose of, and import (subject to 6.1) the Licensed Products in the Field of Use.

3.2 Licensee’s exclusive commercial license is subject to, and will in no way restrict, the Government’s License Rights.

3.3 Licensee’s exclusive license is subject to, and will in no way restrict, the march-in rights of the Government pursuant to 35 USC 203.

3.4 Licensors retain the right to grant non-commercial licenses in the Field(s) of Use but solely for academic and research purposes.

3.5 Licensors may, in their sole discretion, grant licenses to the Licensed Patents outside the Field(s) of Use.

3.6 Licensee acknowledges that no license is granted or implied under, and expressly agrees not to make, have made, use, offer to sell, sell, Dispose of, and import the Licensed Products outside the Field of Use. Licensee agrees that making, having made, using, offering to sell, selling, Disposing of, and importing the Licensed Products outside the Field of Use is a breach of this Agreement and is an infringement of the Licensed Patents.

3.7 The license granted to Licensee herein shall extend to a Subsidiary only after Licensor has received written notice from the Subsidiary that they assume the same terms, conditions, and obligations of this Agreement as imposed on Licensee hereunder. Any license granted to Subsidiary under this Agreement shall terminate on the date Subsidiary ceases to be a subsidiary of Licensee or upon termination of the licenses granted in this Agreement, whichever occurs earlier. Licensee shall be liable for any breach of this Agreement by Subsidiary, to the same extent that Licensee would be liable if Licensee committed the breach.

3.8 This grant includes the right for Licensee to enter into the Bioamber Sublicense that is consistent with terms of this Agreement and for Bioamber to approve Sublicenses that are consistent with the terms of this Agreement. Licensee agrees that no Sublicenses will contain the right to sublicense the Licensed Patents.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 4

CONSIDERATION AND FINANCIAL OBLIGATIONS

4.1 As consideration for the License, Licensee agrees to comply with the provisions of this Agreement, to pay all fees, Running Royalties, Minimum Annual Royalties, Patent Costs, and all other consideration within the time periods and as otherwise specified in this Agreement for the Term, and to satisfy the requirements of the Commercialization Plan set forth in Exhibit C. Prompt payment of all amounts due to Licensors and satisfaction of the Commercialization Plan requirements are material to this Agreement.

4.2 Licensee shall pay to Licensor a Running Royalty on Direct Production in the amount specified in Exhibit B. Accounting Periods and due dates for Running Royalties are also specified in Exhibit B.

4.3 Licensee shall pay a minimum royalty for each Accounting Period, the amounts and due dates of which are specified in Exhibit B (“Minimum Annual Royalty”). The Running Royalties and Sublicensing Royalties for each Accounting Period shall be credited against the Minimum Annual Royalty payable for each corresponding Accounting Period.

4.4 Licensee will reimburse Licensors for all Patent Costs within thirty (30) days of submission of the proof of costs incurred by Licensors. If Licensee elects to discontinue reimbursement of Patent Costs of any patent or patent application, then that patent or patent application will be excluded from the Licensed Patents, and all rights relating to that patent or patent application will revert to Licensors and may be freely licensed by Licensors to others.

4.5 All payments will be made to Licensors in U.S. dollars by wire transfer in accordance with the following wire instructions, unless and until written notice is provided by Licensors of a change in the wire instructions:

[***]

4.6 Licensee and Bioamber will owe no Running or Sublicensing Royalties on any production of Licensed Products or Dispositions of Licensed Products using Government funds, including funds derived through a Military Assistance Program of the Government or otherwise derived through the Government, because of the Government’s License Rights. Licensee and Bioamber will report all such production of Licensed Products or such Dispositions by providing a Government control number and identification of the Government agency in the written report for the pertinent Accounting Period.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

4.7 In the event that Licensee fails to make any payment due to Licensors within the time period prescribed for such payment under this Agreement, then the unpaid or overdue amount will bear interest at the rate of one and one half percent (1.5%) per month from the date when payment was due until payment in full, with interest, is made. In addition, Licensee agrees to reimburse Licensors for any costs or expenses, including attorney’s fees, incurred by Licensors in collection of such overdue payments.

ARTICLE 5

SUBLICENSES

5.1 Licensee is solely responsible for ensuring that the terms of the Bioamber Sublicense and of all Sublicenses are consistent with the terms of this Agreement. Licensee agrees that entering into a Bioamber Sublicense or a Sublicense that includes terms that are inconsistent with the terms of this Agreement is a material breach of this Agreement. Licensee agrees that approving the Bioamber Sublicense or a Sublicense that includes terms or conditions that are inconsistent with the terms and conditions of this Agreement is a material breach of this Agreement.

5.2 Effective on the date of termination of this Agreement, for any reason, prior to the end of the Term, Licensee hereby assigns to Licensors those of its rights, title and interest under the Bioamber Sublicense that is in effect on the date of termination that relate to the Licensed Patents, including the right to receive the portion of the income from Bioamber that relates to the Licensed Patents, and Licensors undertake to respect the terms of the Bioamber Sublicense entered into by Licensee as though Licensors themselves had contracted directly with Bioamber, in accordance with the terms of the Bioamber Sublicense so long as Bioamber respects the terms of the Bioamber Sublicense. Licensee shall include notification of this provision in the Bioamber Sublicense.

5.3 Effective on the date both the Bioamber Sublicense and this Agreement are terminated for any reason, prior to the end of their respective terms (the “Joint Termination Date”), and that any Sublicensee is not then in default under the terms of the Sublicense to which it is a party, then Licensee hereby assigns and shall cause Bioamber to assign to Licensors those of their rights, title and interest under any such Sublicense, the Bioamber Sublicense and this Agreement that are in effect on the Joint Termination Date that relate to the Licensed Patents, including the right to receive the portion of the income from the Sublicense that relates to the Licensed Patents, and Licensors undertake to respect the terms of any such Sublicense as though Licensors themselves had contracted directly with such Sublicensee, in accordance with the terms of any such Sublicense so long as any such Sublicensee respects the terms of its Sublicense. Licensee shall cause Bioamber to include notification of this provision in all Sublicenses.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

5.4 Licensee hereby agrees that each Sublicensee will have to be pre-approved in writing by Licensors, and that such approval by Licensors may only be refused if the proposed Sublicensee is a Restricted Entity. It is also agreed that Licensors may subsequently reject any possible application of the provisions of this Section 5.2 in the event that Bioamber or any Sublicensee become a Restricted Entity.

5.5 Licensee will provide a copy of the Bioamber Sublicense granted by Licensee, and a copy of each Sublicense granted by Bioamber, to Licensors within thirty (30) days of the execution of each sublicense.

5.6 Subject to Article 9, Licensee must enforce the Bioamber Sublicense and Sublicenses at its cost. The Licensee will be responsible for the acts or omissions of Bioamber and of Sublicensees. The Bioamber Sublicense granted by the Licensee and each Sublicense granted by Bioamber will include an audit right by Licensee of the same scope as provided to Licensors in Article 7 of this Agreement and will include Licensee’s right to enforce the Licensed Patents as provided in Article 9.

5.7 Licensee will require Bioamber and Sublicensees (a) to keep records and submit reports to Licensee of the same type and for the same Accounting Periods as required of Licensee in Article 7 of this Agreement, and (b) to submit to Licensee, at the same time Licensee is required to submit a written report under Article 7 of this Agreement to Licensors, a report of all uses and Licensed Products produced and the amount of payments made to Licensee in connection with such use uses and Licensed Products produced.

5.8 Bioamber will not grant to Sublicensees the right to grant sublicenses under the Licensed Patents.

ARTICLE 6

CONDITIONS OF GRANT

6.1	Licensee agrees that any Licensed Products for use or sale in the United States will be substantially manufactured in the United States. Licensee is responsible for ensuring that this U.S. manufacture requirement is included in all sublicenses granted by Licensee and Bioamber.

6.2 Licensee will mark all Licensed Products in accordance with the statutes of the United States relating to marking of patented articles, see 35 U.S.C. § 287. Licensee is responsible for ensuring that this marking requirement is included in the Bioamber Sublicense granted by Licensee and in all Sublicenses. Any such marking may indicate that Licensee has a license from Licensors. Otherwise, Licensee is prohibited from using Licensors’ name or the name “Oak Ridge National Laboratory” and “Argonne National Laboratory” and “United States Department of Energy” in any such marking or any advertising, promotion or commercialization of Licensed Products without written approval of Licensors.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

6.3 The rights and licenses granted by Licensors in this Agreement are personal to Licensee and may not be assigned or otherwise transferred in whole or in part except as may be otherwise permitted by the terms of this Agreement. If Licensee merges or is otherwise acquired by another entity that acquires substantially all of Licensee’s business assets that relate to this Agreement, then Licensee may assign its rights and obligations under this Agreement to the merging or acquiring entity, effective on the date the merger or acquisition becomes effective, without any approval of the Licensors, provided that all the following requirements have been satisfied in advance of the merger or acquisition:

6.3.1 Licensee notifies Licensors within forty-five (45) calendar days prior to said merger or acquisition;

6.3.2 Licensors approve the other parties involved in such transaction, it being understood that such approval by Licensors may only be refused if any such other party is a Restricted Entity;

6.3.3 Licensee shall have paid all Running Royalties, Minimum Annual Royalties, Sublicensing Royalties, fees and payments due Licensors; and

6.3.4 The merging or acquiring entity has agreed to comply with the terms and conditions of this Agreement.

6.4. Licensee will not pledge its rights under this Agreement for any reason, including as security to obtain financing, without the prior written approval of Licensors. The Parties agree that any such pledge by Licensee without such approval by Licensors will be an automatic, material and incurable breach of the Agreement resulting in termination of the Agreement effective as of the date of the attempt by Licensee to make such pledge.

6.5. Licensee hereby agrees that, in the event Licensee, by its own actions, or the action of any of its shareholders or creditors, files or has filed against it a case under the Bankruptcy Code of 1978, as previously or hereafter amended, Licensors shall be entitled to relief from the automatic stay of Section 362 of Title 11 of the U.S. Code, as amended, to pursue any rights and remedies available to it under the License. Licensee hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 7

RECORDS, REPORTS, AND ROYALTY PAYMENTS

7.1 Licensee will keep and make available and will cause Bioamber to keep and make available to Licensors for audit, inspection and copying by Licensors or its designee, including an accounting firm, adequate and sufficiently detailed records to enable Licensee’s financial obligations, including obligations incurred as a result of sublicensing in accordance with Article 5, required under this Agreement to be easily determined. Licensee will maintain and will cause Bioamber to maintain these records for a period of three (3) years after the end of the last Accounting Period to which the records refer. In the event an examination of Licensee’s or Bioamber’s records reveals an underpayment of more than 5% of the accurate Running or Sublicensing Royalty amount for any Accounting Period, Licensee will pay all costs incurred by Licensors related to the examination of records in addition to paying the Royalty balance due.

7.2. Licensee will provide Licensors a written report for each Accounting Period during the Term of this Agreement, no later than sixty (60) days after the end of each Accounting Period, which identifies for such Accounting Period:

(a) the quantity of Succinic Acid Equivalent;

(b) the Sublicensing Revenues;

(c) the total amount of Running Royalties, Minimum Annual Royalties, and Sublicensing Royalties due to Licensors; and

(d) If Bioamber executes a Sublicense with DNP Green or a Subsidiary,

1)The Running Royalties for the specific Sublicense

2)The Sublicensing Royalties for the specific Sublicense.

7.3 Licensee will submit a written report to Licensors within thirty (30) days after the date of any termination or expiration of this Agreement which contains the same information required in 7.2 above for Licensed Products produced prior to such expiration or termination that were not previously reported to Licensors. At the time this report is submitted, Licensee will pay to Licensors all Running Royalties and any other consideration due Licensors.

ARTICLE 8

BREACH AND TERMINATION

8.1 This Agreement may be terminated by either Party for any material breach of the Agreement by the other Party. Such termination will be effective sixty (60) days after written notice specifying the breach to the other Party. If the specified breach is cured before the effective date of termination, the Agreement will not be terminated.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

8.2 In the event Licensee either (a) fails to make payment to Licensors of Running Royalties or other consideration in accordance with this Agreement or (b) fails to satisfy the requirements of the Commercialization Plan in Exhibit C, Licensors may, at its sole discretion, subject to Paragraph 8.1, terminate this Agreement with respect to specified Licensed Patents. There will be no reduction in any of the payments due from Licensee, including but not limited to Running Royalties and Minimum Annual Royalties.

8.3 In addition to termination, in the event of a material breach by Licensee or Licensors, Licensors or Licensee, as the case may be, may pursue any rights and remedies available to it by law.

8.4 This Agreement will not be terminated for any breach that is the result of an act of God, acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority or any office, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy or terrorism, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

8.5 The rights and remedies granted herein, and any other rights or remedies which the Parties may have, either at law or in equity, are cumulative and not exclusive of others.

8.6 Neither Party will be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the termination date. Upon termination, Licensee will execute any documents necessary to achieve the transfer to Licensors of all rights to which Licensors may be entitled under this Agreement.

8.7 This Agreement will terminate automatically upon a final adjudication of invalidity, unenforceability, or the extinguishment of all Licensed Patents, for any reason.

8.8 Annual minimum, sublicensing royalties, and running royalty rates will all double if Licensee or Bioamber or any Sublicensee contests the validity or enforceability of any Licensed Patent, or requests reexamination of any Licensed Patent.

8.9 Expiration or termination of this Agreement will be without prejudice to any rights that may have accrued to the benefit of a Party prior to such expiration or termination.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 9

INFRINGEMENT

9.1 Licensee will notify Licensors in writing of any suspected infringement of the Licensed Patents in the Field of Use, and each Party will inform the other of any evidence of such suspected infringement within a reasonable time of obtaining such evidence.

9.2 Licensors will have the right during the term of this Agreement to institute, prosecute, and settle at its own expense suits for infringement of the Licensed Patents for any infringement occurring within the Field of Use, and if required by law, Licensee will join as party plaintiff in such suit. Where such suit is brought by Licensors, Licensors will be entitled to retain all damages and any other consideration recovered at successful conclusion of the suit, after having reimbursed the Licensors and the Licensee for any cost incurred in such suit (including compensation for the time and expenses of any Licensee’s personnel involved in the suit), such reimbursement being made on a prorated basis in the event such damages and other consideration are not sufficient to cover the costs incurred by both the Licensors and the Licensee.

9.3 In the event Licensors decides not to bring any such suit, Licensors will so notify Licensee and Licensee may bring such suit provided that (1) there are no other licensees of any of the Licensed Patents and (2) Licensors has not commenced suit for enforcement of the Licensed Patents pursuant to 9.4 below. Settlement of any suit brought by Licensee will require the consent of Licensors and Licensee, which neither will unreasonably withhold from the other, and any settlement amount or recovery for damages will be applied as follows: (i) first, to reimburse the Parties for their expenses in connection with the litigation, including compensation for the time and expenses of any Licensors and Licensee’s personnel involved in the suit in accordance with an agreement entered into between the Parties before such suit is brought, and (ii) second, the Parties will share any monies remaining in accordance with an agreement entered into between the Parties before such suit is brought.

9.4 Licensors will have the right in its absolute discretion during the Term of this Agreement to commence suits for infringement of the Licensed Patents for any infringement outside the Field of Use.

9.5 Notwithstanding the pendency of any infringement or other claim or action by or against Licensee, Licensee will have no right to reduce, terminate, suspend or escrow payment of any amounts required to be paid to Licensors pursuant to this Agreement.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Licensee represents and warrants that it will not export any technical information, or the direct product thereof, furnished to Licensee, either directly or indirectly by Licensors in the grant of license to the Licensed Patents, from the United States of America, directly or indirectly without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable.

10.2 Licensee will indemnify, defend and hold harmless Licensors, DOE, their respective members, officers, directors, agents, employees, and persons acting on their behalf, (“Indemnitees”) from liability involving the violation of such export regulations, either directly or indirectly, by Licensee, Bioamber and Sublicensees.

10.3 Licensee acknowledges it may be subject to criminal liability under U.S. laws for Licensee’s failure to obtain any required export license.

10.4 Subject to Article 9, Licensee agrees to indemnify and hold harmless Indemnitees from and against any and all liabilities, penalties, fines, forfeitures, claims, demands, causes of action, damages, and costs and expenses (including the costs of defense, prosecution and/or settlement, including, but not limited to, attorney’s fees), caused by, arising out of or related to, in whole or in part, Licensee’s and/or Bioamber’s and/or Sublicensee’s exercise of rights under this Agreement or any other action or inaction relating to Licensed Patents or Licensed Products, including, but not limited to, claims or demands of product liability, personal injury, death, damage to property or violation of any laws or regulations, except for those arising from Licensors’ gross negligence.

10.5 Licensors represents that it has the right to grant all of the rights granted herein, except as to such rights as the Government of the United States of America may have or may assert.

ARTICLE 11

DISCLAIMERS

11.1 NEITHER LICENSORS, DOE, NOR PERSONS ACTING ON THEIR BEHALF WILL BE RESPONSIBLE FOR ANY INJURY TO OR DEATH OF PERSONS OR OTHER LIVING THINGS OR DAMAGE TO OR DESTRUCTION OF PROPERTY OR FOR ANY OTHER LOSS, DAMAGE, OR INJURY OF ANY KIND WHATSOEVER RESULTING FROM LICENSORS’ GRANT OF LICENSE TO LICENSEE UNDER THIS AGREEMENT.

11.2. ALL LICENSED PATENTS, INFORMATION, MATERIALS OR SERVICES FURNISHED UNDER OR WITH THIS AGREEMENT (“DELIVERABLES”) ARE PROVIDED ON AN “AS IS” BASIS. NEITHER LICENSORS, DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

REPRESENTATIONS, OR EXTEND ANY WARRANTIES, EITHER EXPRESS OR IMPLIED: (a) WITH RESPECT TO THE VALIDITY OF THE LICENSED PATENTS; (b) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, FITNESS FOR USE OR USEFULNESS OF ANY DELIVERABLES; (c) THAT THE USE OF ANY SUCH DELIVERABLES WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (d) THAT THE DELIVERABLES WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; (e) THAT THE DELIVERABLES WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE; OR (f) WITH RESPECT TO USE, OR DISPOSITION BY LICENSEE OR BIOAMBER OR ITS SUBLICENSEES, VENDEES, OR OTHER TRANSFEREES OF LICENSED PRODUCTS INCORPORATING OR MADE BY USE OF (1) INVENTIONS LICENSED UNDER THIS AGREEMENT OR (2) INFORMATION, IF ANY, FURNISHED UNDER THE AGREEMENT. FURTHERMORE, LICENSORS AND DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY LICENSED PRODUCTS RESULTING FROM LICENSORS’ GRANT OF LICENSE HEREUNDER. IT IS AGREED THAT NEITHER LICENSORS NOR DOE WILL BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES IN ANY EVENT. LICENSEE, BIOAMBER AND ITS SUBLICENSEES WILL MAKE NO WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF LICENSORS OR THE DOE.

11.3	Nothing in this Agreement will be construed as:

a.	an obligation of the Licensors to bring or prosecute actions or suits against third parties for infringement (except to the extent and in the circumstances stated in Article 9); or

b.	an obligation of the Licensors to furnish any manufacturing or technical information or technical assistance, or

c.	conferring a right to use in advertising, publicity, or otherwise any trademark or name of Licensors (except to the extent stated in 6.2); or

d.	granting by implication, estoppel, or otherwise, any licenses or rights under patents of Licensors other than Licensed Patents, regardless of whether such other patents are dominant of or subordinate to any Licensed Patents.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

ARTICLE 12

GENERAL

12.1 All notices and reports will be addressed to the Parties as follows:

If to Licensors:

Business Manager, Partnerships Directorate

UT-Battelle, LLC

One Bethel Valley Road

Oak Ridge, Tennessee 37831-6196

Facsimile: (865) 574-4150

Phone: [***]

Email: [***]

With a copy to:

Attn: Director, Office of Technology Transfer

UChicago Argonne. LLC

9700 S. Cass Avenue

Argonne, IL 60439

Facsimile: (630) 252-5230

Phone: [***]

Email: [***]

If to Licensee:

DNP Green Technology, Inc

1250 Rene-Levesque West, Suite 4110

Montreal, Quebec, Canada

H3B 4W8

Care of: Dr. Laurent Bernier, Vice-President

Facsimile: (514) 844-1414

Phone: (514) 844-8000 ext. [***]

E-Mail: [***]

With a copy to:

Boivin Desbiens Senecal, g.p.

2000, McGill College Avenue, Suite 2000

Montreal, Quebec, Canada

H3A 3H3

Care of: Mr. Thomas Desbiens

Facsimile: (514) 844-5836

Phone: [***]

E-Mail: [***]

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

12.2. Any notice, report or any other communication required to be given will be in writing and delivered either: (a) personally, (b) by express, registered or certified first-class mail, (c) by commercial courier, (d) by facsimile with machine confirmation of transmission, or (e) by email.

12.3 The failure of either Party to enforce a provision of this Agreement or to exercise any right or remedy will not be a waiver of such provision or of such rights or remedies or the right of the Parties thereafter to enforce each and every provision, right or remedy.

12.4 This Agreement may be amended or modified only by a written instrument signed by all Parties.

12.5 The determination by a Court of competent jurisdiction that any part, term, or provision of this Agreement is illegal or unenforceable, will not affect the validity of the remaining provisions of this Agreement.

12.6 Licensors may assign this Agreement and all rights, duties and obligations hereunder, to DOE or a successor contractor to Licensors, as may be required under its prime contract with DOE.

12.7 This Agreement will be construed according to the laws of the State of Tennessee and the United States of America and in the English language. Any action brought to enforce any provision or obligation hereunder will be brought in the Federal District Court for the Eastern District of Tennessee. However, if jurisdiction is not found in Federal Court, actions will be brought in Tennessee in either Knox, Roane, or Anderson County Court.

12.8 This Agreement is solely for the benefit of the Parties, represents the entire and integrated agreement between the Parties, and supersedes all prior negotiations, representations, and agreements, either written or oral, including the Sole Commercial Patent License Agreement (ORNL License #183/ANL License IPA 0280) dated May 23, 1996 and amendments thereto, and the Sole Commercial Patent License Agreement (ORNL License #251/ANL License IPA 0285) dated April 20, 1998 and amendments thereto. This Agreement, and each and every provision thereof, is for the exclusive benefit of Licensors and Licensee and not for the benefit of any third party, except to the extent expressly provided in the Agreement.

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement of be executed in duplicate originals by its duly authorized officers or representatives.

UT-BATTELLE, LLC

By:	/s/ Michael J. Paulus	Approved by:
Name:	Michael J. Paulus	Initials: [illegible]
Title:	Director, Technology Transfer	Date: 1/19/10
Date:	1-19-10

UChicago Argonne, LLC

By:	/s/ Dennis Bugielski
Name:	Dennis Bugielski
Title:	Manager, Procurement
Date:	3/3/10

LICENSEE

DNP Green Technology, Inc.

By:	/s/ Jean- François Huc
Name:	Jean-François Huc
Title:	President & CEO
Date:	March 9th, 2010

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

EXHIBIT A: LICENSED PATENTS

[*** 2 pages omitted.]

Initials

Approved by:	UT-Battelle:	[illegible]
Initials: [illegible]	Date:	1-19-10
Date: 1/19/10	UC-A:	[illegible]
	Date:	3/3/10
	Licensee:	[illegible]
	Date:	March 9th, 2010

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

EXHIBIT B: TERM SHEET & FINANCIAL OBLIGATIONS

A.	Running Royalty Rate Structure:

[***] for Succinic Acid Equivalent calculated annually based on the applicable Accounting Period, payable within sixty (60) days of the end of each Accounting Period. In the event that the Licensee or a Subsidiary is granted a Sublicense by Bioamber, then the Running Royalty payable in respect of such Sublicense will be the greater of (i) [***] for the applicable Succinic Acid Equivalent attributable to such Sublicense calculated annually based on the applicable Accounting Period, or (ii) [***] attributable to such Sublicense calculated annually based on the applicable Accounting Period.

B.	Minimum Annual Royalty Rate Structure:

If the Running Royalties plus Sublicensing Royalties received by Licensors in each said Accounting Period during the term of this Agreement shall not equal the Minimum Annual Royalty amount shown below, then Licensee shall pay the difference between the amount of actual royalties paid and the Minimum Annual Royalty within sixty (60) days of the end of each Accounting Period.

Accounting Period	Minimum Annual Royalty
July 1, 2009 – June 30, 2010 July 1, 2010 – June 30, 2011	[***]
July 1, 2011-June 30, 2012 and all subsequent Accounting Periods	[***]

C.	Execution Fee: [***]

D.	Sublicensing Royalty Structure:

[***] calculated annually based on the applicable Accounting Period, payable within sixty (60) days of the end of each Accounting Period. [***]

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

N O T I C E

This Exhibit contains financial and commercial information that is BUSINESS SENSITIVE and the Parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party, except: (1) to those necessary to enable the Parties to perform under this Agreement; (2) as may be required by the UT-Battelle and UC-A Prime Contract with the DOE under the same restrictions as set forth herein; or (3) in event of breach of any provision of this Agreement by either Party, to those deemed necessary by the non-breaching Party to enforce the non-breaching Party’s rights under the Agreement.

Initials

UT-Battelle:	[illegible]
Date:	1-19-10
UC-A:	[illegible]
Date:	3/3/10
Licensee:	[illegible]
Date:	March 9th, 2010

Approved by: Initials: [illegible] Date: 1/19/10

* Confidential treatment requested

UT-B #PLA 1562 and UC-A #IPA 0749	RRS/MTF

EXHIBIT C: DEVELOPMENT AND COMMERCIALIZATION PLAN

[***]

N O T I C E

This Exhibit contains financial and commercial information that is BUSINESS SENSITIVE and the Parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party, except: (1) to those necessary to enable the Parties to perform under this Agreement; (2) as may be required by the UT-Battelle and UC-A Prime Contract with the DOE under the same restrictions as set forth herein; or (3) in event of breach of any provision of this Agreement by either Party, to those deemed necessary by the non-breaching Party to enforce the non-breaching Party’s rights under the Agreement.

Initials

UT-Battelle:	[illegible]
Date:	1-19-10
UC-A:	[illegible]
Date:	3/3/10
Licensee:	[illegible]
Date:	March 9th, 2010

Approved by: Initials: [illegible] Date: 1/19/10

* Confidential treatment requested